                                  EXHIBIT 10(f)

                         DIRECTOR STOCK OPTION AGREEMENT

         This Stock Option Agreement (the "Agreement"), made this ______ day of March, 1997, by and between SLH Corporation ("SLH") and _________ ___________________________ (the "Grantee") evidences the grant, by SLH, of a Stock Option (the "Option") to the Grantee effective on March 3, 1997, (the "Date of Grant") and the Grantee's acceptance of the Option in accordance with the provisions of the SLH Corporation 1997 Stock Incentive Plan (the "Plan"). SLH and the Grantee agree as follows:

         1. Shares Optioned and Option Price. The Grantee shall have an option to purchase _______ shares of SLH common stock for $______ per share, subject to the terms and conditions of this Agreement and of the Plan, the provisions of which are hereby incorporated herein by reference. The shares subject to the Option are not, nor are they intended to be, Incentive Stock Option (ISO) shares as described in section 422 of the Internal Revenue Code of 1986, as amended.

         2. Vesting. Except as otherwise provided in section 3 below or in the Plan, this Option shall be deemed vested with respect to the number of shares described in section 1 as follows: (a) the right to purchase one-fourth of the number of shares described in section 1 shall first be vested on the Date of Grant, (b) the right to purchase one-fourth of the number of shares described in section 1 shall first be vested on the first  anniversary  of the Date of Grant,
(c) the right to purchase one-half of the remaining number of unvested shares shall first be vested on the second anniversary of the Date of Grant, and (d) the right to purchase the balance of the unvested shares shall first be vested on the third anniversary of the Date of Grant. Notwithstanding the foregoing provisions of this section 2, if the Grantee's term as a Director of SLH terminates on account of death, the Option shall be deemed vested as to all shares described in section 1 hereof as of the date of such death.

         3. Exercise Period. The Option may be exercised from time to time with respect to all or any number of the then unexercised shares as to which the Option has vested under section 2, on any regular business day of SLH at its then executive offices, until the earliest to occur of the following dates:

                  (a)      the tenth anniversary of the Date of Grant;

                  (b) subject to subsection (c) next below, the date which is ninety (90) days after the date the Grantee's term as a Director of SLH terminates for any reason other than death; or

                  (c) the date which is twelve (12) months after the Grantee's death, if death occurs while the Grantee is a Director of SLH or within ninety (90) days thereafter.

         4.       Exercise.

                  (a) During the period that the Option is exercisable, it may be exercised in full or in part by the Grantee or his guardian or legal representative, and, in the event of the Grantee's death, by the person or persons to whom the Option was transferred by will or the laws of descent and distribution, by delivering or mailing written notice of the exercise to the Secretary of SLH. The written notice shall be signed by the person entitled to exercise the Option and shall specify the address and Social Security number of such person. If any person other than the Grantee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to the Secretary of SLH, of that entitlement.

                  (b) Subject to the provisions of subsections (c) and (d) hereof, the written notice shall be accompanied by full payment of the exercise price for the shares as to which the Option is exercised either (i) in cash or cash equivalents, (ii) in shares of SLH common stock evidenced by certificates either endorsed or with stock powers attached transferring ownership to SLH, with an

                                        1


         aggregate Fair Market Value (as defined in the Plan) equal to said exercise price on the date the written notice is received by the Secretary, or (iii) in any combination of cash or cash equivalents and such shares.

                  (c) In lieu of payment of the exercise price by way of delivery of certificate(s) evidencing shares of SLH common stock, the Grantee may furnish a notarized statement reciting the number of shares being purchased under the Option and the number of SLH shares owned by the Grantee which could be freely delivered as payment. If the Grantee furnishes such a statement in payment of the exercise price, he will be issued a certificate for new shares representing the number of shares as to which the Option is exercised, less the number of shares described in the notarized statement as constituting payment under the Option.

                  (d) In lieu of payment of the exercise price in cash, shares of SLH common stock, or by delivery of a statement of ownership pursuant to subsection (c) next above, a Grantee may pay the exercise price for shares as to which the Option is exercised by surrendering his right to exercise a portion of the Option equal in value to said exercise price. The Grantee would then receive a certificate for the number of shares issuable pursuant to the Grantee's exercise of the Option, reduced by a number of shares with an aggregate Fair Market Value equal to the exercise price, which latter number of shares would be deemed purchased pursuant to the exercise of the Option and thus no longer available under the Plan.

                  (e) In the event the Grantee pays the Option exercise price by delivery of a notarized statement of ownership or by surrendering his right to exercise a portion of the Option, as described in subsections
         (c) and (d) next above, the number of shares remaining subject to the Option shall be reduced not only by the number of new shares issued upon exercise of the Option but also by the number of previously owned shares listed on the notarized statement of ownership and deemed to be surrendered as payment of the exercise price or, as applicable, by the number of shares in connection with which the Grantee has surrendered his right to exercise the Option.

                  (f) The written  notice of exercise  will be effective and the
         Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required accompaniments respecting payment of the exercise price) is received by the Secretary of SLH at its then executive offices during regular business hours.

         5. Transfer of Shares; Tax Withholding. As soon as practicable after receipt of an effective written notice of exercise and full payment of the exercise price as provided in section 4 above, the Secretary of SLH shall cause ownership of the appropriate number of shares of SLH common stock to be transferred to the person or persons exercising the Option by having a certificate or certificates for such number of shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Each such certificate shall bear a legend describing the restrictions imposed by securities laws, as described in section 7 below, to the extent applicable. Notwithstanding the foregoing, if SLH or a Subsidiary requires reimbursement of any tax required by law to be withheld with respect to shares of SLH common stock, the Secretary shall not transfer ownership of shares until the required payment is made; provided that in lieu of payment in cash of the taxes required by law to be withheld, the Grantee may pay such taxes by surrendering his right to exercise a portion of the Option equal in value to the amount of said taxes; the Grantee would then receive a certificate for the number of shares otherwise issuable pursuant to the Grantee's exercise of the Option, reduced by a number of shares with an aggregate Fair Market Value equal to the amount of said taxes, which latter number of shares would be deemed purchased pursuant to the exercise of the Option and, thus, no longer available under the Plan.

                                        2

         6. Binding Effect. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Grantee.

         7. Requirements of Law. This Option may not be exercised if the issuance of shares of SLH's common stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. The Grantee, as a condition to his exercise of this Option, shall represent to SLH that the shares of SLH common stock to be acquired by exercise of this Option are being acquired for investment and not with a present view to distribution or resale, unless counsel for SLH is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

                                        3

         IN WITNESS WHEREOF, SLH, by its duly authorized officer, and the Grantee have signed this Agreement as of the date first above written.


                                        SLH CORPORATION


                                        By:_____________________________________
                                                     James R. Seward
                                                        President



                                           -------------------------------------
                                                         Grantee

         The Grantee acknowledges receipt of copies of the Plan and the Prospectus, dated _______________________, 19___, respecting the Plan. The Grantee represents that (s)he is familiar with the terms and provisions of the Plan and such Prospectus. The Grantee hereby accepts this Option subject to all the terms and provisions of the Plan, including but not limited to Section 17
("Adjustments for Corporate Changes") thereof. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Committee (as defined in the Plan), respecting any questions arising under the Plan.



                                           -------------------------------------
                                                          Grantee



                                        4